EXHIBIT 99.5

Information Concerning the Oppenheimer Reporting Persons

OFI

Name	OppenheimerFunds, Inc.*
State of Organization	Colorado
Principal Business	Investment Management
Principal Office Address	Two World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281

* OFI beneficially owns 17,881,006 Shares.

OAC

Name	Oppenheimer Acquisition Corporation
State of Organization	New York
Principal Business	Holding Company
Principal Office Address	Two World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281

MassMutual Holding LLC

Name	MassMutual Holdings LLC
State of Organization	Delaware
Principal Business	Holding Company
Principal Office Address	1295 State Street, Springfield, Massachusetts 01111

Massachusetts Mutual Life Insurance Company*

Name	Massachusetts Mutual Life Insurance Company
State of Organization	Massachusetts
Principal Business	Insurance
Principal Office Address	1295 State Street, Springfield, Massachusetts 01111

* MMLIC beneficially owns 1,896,300 Shares (including 1,887,500 Shares beneficially owned by OFI)

OFI - Executive Officers and Directors

Name	Citizenship	Business Address	Principal Occupation	Name, Business and Address of Employer
John V. Murphy	US	Two World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281	Chairman, CEO and President	OppenheimerFunds, Inc., Two World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281 (Investment Management)

Richard Knott	US	“	President of OFDI	“

Kurt J. Wolfgruber	US	“	CIO	“

David Pfeffer	US	“	CFO	“

Robert G. Zack	US	“	EVP and General Counsel	“

Donna Winn*	US	“	President of OFIPI	“

Michael Baldwin	US	6803 South Tucson Way, Centennial, CO 80112	President of OFS	“

Chuck McKenzie	US	470 Atlantic Avenue, 11th Floor Boston, MA 02210	CEO and CIO of OFII	“

*	Ms. Winn beneficially owns 1,254 Shares.

Massachusetts Mutual Life Insurance Co. - Executive Officers and Directors

Name	Citizenship	Business Address	Principal Occupation	Name, Business and Address of Employer
OFFICERS
V. Vanessa Williams	US	1295 State St, Springfield, MA 01111	VP, Retirement Services	Massachusetts Mutual Life Insurance Co., 1295 State St., Springfield, MA 0111 (Financial Services)

Mark Roelling	US	“	EVP and General Counsel	“

Stephen L. Kuhn	US	“	Senior Vice President and Corporate Secretary	“

E. Thomas Johnson Jr.	US	“	SVP, Retirement Income Group	“

William B. Fisher	US	“	VP, Associates General Counsel	“

Elaine Sarsynski	US	“	EVP and Chief Administrative Officer	“

Isadore Jermyn	US	“	SVP and Actuary	“

M. Dale Janes	US	“	SVP, Retirement Services	“

David Carlson	US	“	VP, Actuary	“

Ronald Copes	US	“	VP, Chief Administrative Office	“

John Spencer Williams	US	“	SVP, IIG	“

Gregory E. Deavens	US	MassMutual, 100 Bright Meadow Blvd., Enfield, CT 06082	SVP and CFO	“

Burvin E. Pugh	US	1295 State St, Springfield, MA 01111	SVP, Sales and Distribution	“

William F. Glavin, Jr.	US	“	EVP, IIG	“

Jerome S. Golden	US	340 Madison Avenue, New York, NY 10017	President, Income Management Strategy	“

Melissa Millan	US	1295 State St, Springfield, MA 01111	SVP, Product Management	“

James S. Collins	US	“	VP and Actuary	“

Pamela Delaney	US	“	VP, Sales	“

Douglas J. Jangraw	US	“	VP and Actuary	“

Ricky Swaye	US	“	VP, Corporate Services	“

William F. O’Grady, Jr.	US	“	SVP, Distribution	“

John Skar	US	“	SVP, Chief Actuary	“

Mary Trish Robinson	US	“	SVP, Strategic Communications	“

Rich Bourgeois	US	“	SVP, CFO	“

Peter J. Bautz	US	“	VP, Tax	“

John Miller Jr.	US	“	SVP and CFO, MassMutual Intl	“

Frederick C. Castellani	US	“	EVP, Retirement Services	“

Donald B. Robitaille	US	“	SVP, Gen Auditor	“

Michael Rollings	US	“	EVP and CFO	“

Norman Smith	US	“	VP and Corporate Controller	“

Robert Haran	US	MassMutual, 100 Bright Meadow Blvd., Enfield, CT 06082	VP and Chief Underwriter	“

Larry N. Port	US	1295 State St, Springfield, MA 01111	SVP, Corporate Development	“

Rodney J. Dillman	US	1500 Main St., 28th Fl., Springfield, MA 01115	VP and Assoc General Counsel	“

Kennedy W. Lane	US	1295 State St, Springfield, MA 01111	VP and CFO, IIG	“

Edward M. Kline	US	“	VP and Treasurer	“

Debra A. Palermino	US	“	VP, Financial Group	“

Anne Kandilis	US	“	VP, Gov’t Relations	“

Michael Fanning	US	“	SVP, Chief Operating Officer	“

Kenneth S. Cohen	US	“	SVP, Deputy General Counsel	“

Margaret Sperry	US	“	SVP, Chief Compliance Officer	“

Michael L. Kerley	US	“	VP, Chief Compliance Officer, USIG	“

Roger W. Crandall	US	1500 Main St., Suite 2200, Springfield, MA 01115	EVP and Chief Inv Officer	“

Steven Holstein	US	100 Bright Meadow Blvd., Enfield, CT 06082	SVP, Marketing	“

Gary J. Bacchiocchi	US	1500 Main St., Suite 1400, Springfield, MA 01115	VP, Financial Products Div.	“

Johnathan Picoult	US	100 Bright Meadow Blvd., Enfield, CT 06082	SVP, Marketing	“

Beverly A. Holmes	US	1295 State St, Springfield, MA 01111	SVP, Retirement Services	“

Anne Melissa Dowling	US	100 Bright Meadow Blvd., Enfield, CT 06082	SVP, USIG	“

John W. Chandler	US	1295 State St, Springfield, MA 01111	SVP, USIG	“

Marie Augsberger	US	“	SVP and COO, Retirement Services	“

DIRECTORS
Roger G. Ackerman	US	c/o MassMutual 1295 State St, Springfield, MA 01111	Chairman and CEO (Retired)	Corning Inc. One Riverfront Plaza, Corning, New York 14831 (Manufacturing)

James R. Birle	US	c/o MassMutual 1295 State St, Springfield, MA 01111	Chairman	Resolute Partners LLC 767 FIFTH AVENUE, 48TH FLOOR NEW YORK NY 10153 (Investment Management)

Gene Chao	US	c/o MassMutual 1295 State St, Springfield, MA 01111	President (Retired)	Computer Projections, Inc. 8 West 40th Street 7th Floor New York, NY 10018 (Graphics Services and Equipment)

James H. DeGraffenreidt, Jr.	US	c/o MassMutual 1295 State St, Springfield, MA 01111	Chairman and Chief Executive Officer	Washington Gas Light Company 101 Constitution Avenue NW Washington, DC 20080 (Utility)

Patricia Diaz Dennis	US	c/o MassMutual 1295 State St, Springfield, MA 01111	SVP and Asst General Counsel	AT&T Services, Inc. 175 East Houston San Antonio, TX 78205 (Telecommunications)

James L. Dunlap	US	c/o MassMutual 1295 State St, Springfield, MA 01111	Vice Chairman (Retired)	Ocean Energy, Inc. 1001 Fannin, Suite 1600 Houston, TX 77002 (Energy)

William B. Ellis	US	c/o MassMutual 1295 State St, Springfield, MA 01111	Chairman and CEO (Retired)	Northeast Utilities ONE FEDERAL STREET BUILDING 111-4 SPRINGFIELD MA 01105 (Utility)

Robert A. Essner	US	c/o MassMutual 1295 State St, Springfield, MA 01111	Chairman and Chief Executive Officer	Wyeth 5 Giralda Farms Madison, NJ 07940 (Pharmaceutical)

Robert M. Furek	US	c/o MassMutual 1295 State St, Springfield, MA 01111	President and CEO (Retired)	Heublein, Inc. Farmington, CT (Agriculture)

Carol A. Leary	US	c/o MassMutual 1295 State St, Springfield, MA 01111	President	Bay Path College 588 Longmeadow Street Longmeadow, MA 0116 (Education)

William B. Marx, Jr.	US	c/o MassMutual 1295 State St, Springfield, MA 01111	SEVP (Retired)	Lucent Technologies, Inc. 600 Mountain Avenue Murray Hill, NJ 07947 (Telecommunications)

John F. Maypole	US	c/o MassMutual 1295 State St, Springfield, MA 01111	Managing Partner	Peach State Real Estate Holdings P.O. Box 1223 Toccoa, GA 30577 (Real Estate)

Marc Racicot	US	c/o MassMutual 1295 State St, Springfield, MA 01111	President	American Insurance Association 1130 Connecticut Avenue NW Suite 1000 Washington, DC 20036 (Insurance)

Stuart H. Reese	US	1295 State St, Springfield, MA 01111	President and CEO	MassMutual 1295 State St Springfield, MA 01111 (Insurance)

John Murphy (see OFI listing)